Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Joe Wilkinson	Patrick Smith
Deltek, Inc.	Deltek, Inc.
703.885.9423	703.885.9062
joewilkinson@deltek.com	patricksmith@deltek.com

Deltek to Acquire INPUT to Power the Complete Government Contracting Value Chain

Together, Deltek and INPUT offer the only solution that manages and streamlines the entire government contracting value chain – from opportunity identification and capture management, to successful project initiation and execution; combination also creates the industry’s largest government contracting network

HERNDON, VA – September 30, 2010 – Deltek, Inc. (Nasdaq: PROJ), the leading provider of enterprise applications software and solutions for project-focused businesses, today announced that it will acquire INPUT, Inc. for $60 million in an all cash transaction. The transaction is expected to close on October 1st, 2010.

The addition of INPUT’s industry-leading opportunity intelligence and business development capabilities to Deltek’s comprehensive portfolio of government contracting solutions and its govWin network expands Deltek’s product offerings to manage all facets of the government contracting value chain from opportunity identification to project delivery.

Based in Reston, VA, INPUT has nearly 200 employees and had revenues of $26.2 million for 2009 – an increase of 13% from 2008. With more than 2,100 customers, INPUT enables companies to successfully identify and develop new business opportunities with federal, state and local government and other public sector organizations. Many of the largest government contractors and agencies rely on INPUT for the latest and most comprehensive opportunity database and market research information. INPUT powers an active network of over 30,000 members that collaborate on federal, state and local government opportunities, develop teaming relationships and win new business.

Deltek and INPUT Offer Unmatched Solutions for Government Contractors

With over 60 years of combined experience, Deltek and INPUT will provide the broadest and most comprehensive range of technology solutions, specialized content and services all focused on meeting the unique needs of government contractors including:

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Delivering comprehensive enterprise software solutions that power the entire government contracting value chain – Deltek is the gold standard solution to manage and streamline the project execution and critical financial management processes of its customers. By leveraging valuable, time sensitive content from INPUT, Deltek now will offer game-changing business development solutions such as opportunity information and identification, pipeline development, and capture and proposal management that complement Deltek’s project initiation, project execution and delivery, and financial management capabilities to power the complete government contracting value chain.

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Creating the largest online business development network in the world exclusively for government contractors, containing more than $500 billion in active government contracting opportunities – By combining the marquee lists of government contractors that are members of INPUT and Deltek’s govWin networks, Deltek creates the world’s largest online government contractor network exclusively dedicated to winning more government business. The combined networks represent more than 45,000 participating individuals and over $500 billion in active government contracting opportunities. The massive network delivers all of the tools that participants need to win business – including cutting-edge task order management capabilities – and will empower network members to identify, pursue, and win federal, state and local government contracts.

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Providing the industry’s broadest and deepest actionable intelligence on the government marketplace – With more than 60 years of combined experience and thousands of customers across the government contracting landscape, both Deltek and INPUT have unparalleled knowledge and expertise about what is happening across this ever-changing industry. Combining Deltek’s landmark GovCon Clarity reports that analyze financial management, project management and best practices, with INPUT’s comprehensive government market analysis and insight reports, Deltek will offer deep, actionable intelligence that helps government contractors navigate their dynamic industry and develop strategies for continued growth and future success.

“Deltek has a well-earned reputation for consistently delivering innovative, industry-focused solutions to government contractors and professional services firms worldwide,” said Mike Fauscette, Group Vice President of Software Business Solutions for IDC. “While Deltek has long offered extremely broad and deep enterprise software solutions that have helped contractors streamline the back-office and drive compliance, its strategic move to acquire INPUT to deliver differentiated business development solutions and time sensitive intelligence and content as well sets Deltek apart in the marketplace today. INPUT’s capabilities are a great complement to Deltek’s existing enterprise applications, and the combination of INPUT and govWin is yet another compelling reason for government contractors to leverage Deltek’s network to grow their businesses.”

“Our entire INPUT team is extremely proud of the great company that we have collectively built over the years,” said Peter Cunningham, Chairman of INPUT. “Our services provide a unique combination of content and context (software). This is the direction for the information services industry in the 21st century, and we are ahead of the game. The combination of INPUT with Deltek makes for a perfect match to accelerate our growth and commitment to our members.

Deltek’s enterprise software capability, industry expertise, and customer list are completely synergistic with INPUT’s capabilities and customer base, creating a combined organization that no competitor can match. Our association with Deltek will provide a wonderful opportunity for our 2,100 member organizations to get increased value from our services and for our staff to have an almost unlimited career growth opportunity. I cannot imagine us finding a finer and more appropriate partner to carry out our mission.”

“Acquiring a market leader like INPUT is a landmark move for Deltek,” said Kevin Parker, President and CEO of Deltek. “We are fully committed to investing in INPUT to expand its offerings, deliver new capabilities, and ensure that its customers continue to receive tremendous value from its products and services. We also look forward to combining INPUT’s world-class business development and market research capabilities with our existing solutions. Together, we are now powering the entire government contracting value chain, while providing our customers with the timely, data-driven market research they need to navigate their way to success. This move solidifies Deltek’s standing as the premier government contracting solutions provider and thought leader in the market today.”

About INPUT

INPUT is the authority on government business. Established in 1974, INPUT helps companies develop federal, state, and local government business and helps public sector organizations achieve their objectives. More than 2,100 member organizations, including small specialized companies, new entrants to the public sector, and the largest government contractors and agencies, rely on INPUT for the latest and most comprehensive procurement and market information, consulting, a 30,000 strong teaming network, powerful sales management tools, and educational and networking events. For more information about INPUT, visit www.input.com or call 703-707-3500.

About Deltek

Deltek (Nasdaq: PROJ) is the leading global provider of enterprise applications software and solutions designed specifically for project-focused businesses and professional services firms globally. For nearly three decades, we have enabled government contractors and professional services firms to automate mission-critical business processes around the engagement, execution and delivery of projects. Over 13,000 customers use our solutions to measure business results, optimize performance, streamline operations and win new business. For more information, visit www.deltek.com.

Deltek also offers govWin, an online community dedicated to solving common business problems for government contractors. The govWin network delivers unique and specialized content, offers innovative matching capabilities to establish and manage teaming opportunities, and provides applications to identify, pursue, and win government contracts. Over 15,000 registered members, prime contractors, and small businesses are part of the govWin community. For more information, visit www.govwin.com.

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